Exhibit 99.1

Tobira Therapeutics Reports First Quarter 2016 Financial and Business Results

Conference Call to be Held Today at 4:30 p.m. Eastern Time

SOUTH SAN FRANCISCO, Calif., May 9, 2016 — Tobira Therapeutics, Inc. (NASDAQ: TBRA), a clinical-stage biopharmaceutical company focused on the development and commercialization of novel treatments for liver and inflammatory diseases, today reported business highlights and financial results for the three months ended March 31, 2016.

“We had a great start to 2016 and we are on track to report the year-one primary endpoint of CENTAUR, our phase 2b study of cenicriviroc in non-alcoholic steatohepatitis, in the third quarter. Last week, we announced encouraging interim results from the ORION study. In addition to being safe and well tolerated in patients with NAFL and NASH, preliminary findings showed that cenicriviroc treatment was associated with improvements in multiple metabolic parameters. We expanded our leadership in liver disease by adding a second product, evogliptin, to our pipeline,” said Laurent Fischer, M.D., chief executive officer of Tobira. “Additionally, we initiated PERSEUS, a new study evaluating cenicriviroc in primary sclerosing cholangitis, a severe liver disease for which liver transplant is the only option.”

Recent Progress

•

Announced encouraging interim data for ORION that revealed metabolic effects of cenicriviroc (CVC) in NAFL and NASH patients. Tobira plans to submit the results for presentation at a medical meeting later this year.

•	Independent research presented at the EASL meeting confirming that CVC improves steatohepatitis and liver fibrosis in a well-established NASH model.
•

Entered into a license agreement with Dong-A ST Co., Ltd to acquire the exclusive rights to develop and market evogliptin in in the United States, Canada, the European Union, Switzerland and Australia.

•	Initiated PERSEUS, a Phase 2a proof-of-concept study to evaluate CVC for the treatment of primary sclerosing cholangitis (PSC).

Upcoming Milestones

•	Announce CENTAUR Phase 2b data in the third quarter of 2016.
•	Complete Phase 3 planning for CVC in the second half of 2016.
•	Conduct Phase 1 study of evogliptin in combination with CVC in late 2016.
•	Initiate a Phase 3 program for CVC in NASH in 2017.
•	Report the PERSEUS Phase 2a proof-of-concept data in PSC in 2017.
•	Start enrollment of a Phase 2 proof-of-concept combination study in NASH in 2017.

First Quarter 2016 Financial Results

•

Research and development expenses in the first quarter of 2016 were $8.7 million compared to $5.7 million in the first quarter of 2015. The increase is primarily associated with increased clinical and manufacturing expenses associated with clinical production.

•

General and administration expenses in the first quarter of 2016 were $3.3 million compared to $2.2 million in the first quarter of 2015. The increase was primarily attributable to costs associated with being a publicly traded company and supporting increased research and development activities.

•	Cash used in operations in the first quarter of 2016 was $10.1 million.
•	Net loss for the first quarter of 2016 was $12.2 million, or $0.65 per share compared with a net loss of $7.0 million, or $17.43 per share for the same period in 2015.

Cash, Cash Equivalents & Restricted Cash

As of March 31, 2016, Tobira had cash, cash equivalents, and restricted cash of $52.7 million.

Conference Call Information

The company will host a conference call today to review Tobira's business highlights and financial results for the first quarter of 2016 beginning at 1:30 p.m. Pacific Time /4:30 p.m. Eastern Time. Analysts and investors can participate in the conference call by dialing +1 (855) 638-8858 for domestic callers and +1 (707) 294-1299 for international callers, using the conference ID# 99831682. The webcast can be accessed live on the Investor Relations page of Tobira’s website, http://ir.tobiratx.com and will be available for replay for 30 days following the call.

About Cenicriviroc (CVC)

CVC is an oral, once-daily, potent immunomodulator that blocks two chemokine receptors, CCR2 and CCR5, which are intricately involved in the inflammatory and fibrogenic pathways in NASH that cause liver damage and often lead to cirrhosis, liver cancer or liver failure. Tobira believes this novel approach will establish CVC as both a single-agent and as a cornerstone treatment in multi-therapy regimens for NASH, for which there is currently no approved drug.

CVC is currently being evaluated in Tobira’s fully enrolled global Phase 2b CENTAUR study (identifier NCT02217475) and the company expects to announce the study’s primary endpoint in the third quarter of 2016. CENTAUR is comparing CVC to placebo in 289 patients with NASH and liver fibrosis. CVC has been granted Fast Track status in patients with NASH and liver fibrosis, the patient population at highest risk of progression to cirrhosis. To date, over 600 subjects have been dosed with CVC in Phase 1 and Phase 2 clinical studies, including 115 HIV infected subjects on treatment for up to 48 weeks.  CVC is also being evaluated in the PERSEUS study (identifier NCT02653625), a Phase 2 proof-of-concept study of CVC in patients with primary sclerosing cholangitis, a rare inflammatory liver disease.

About Tobira Therapeutics

Tobira is a clinical-stage biopharmaceutical company focused on the development and commercialization of therapies to treat liver disease, inflammation, fibrosis and HIV. The company's lead product candidate, cenicriviroc (CVC), is a first-in-class immunomodulator and dual inhibitor of CCR2 and CCR5 being evaluated for the treatment of non-alcoholic steatohepatitis (NASH), primary sclerosing cholangitis (PSC) and as an adjunctive therapy to standard of care in HIV. Tobira’s pipeline also includes evogliptin, a selective DPP-4 inhibitor, which it plans to develop for NASH in combination with CVC. Learn more about Tobira at www.tobiratx.com.

Tobira® is a registered trademark owned by Tobira Therapeutics, Inc.

©2016 Tobira Therapeutics, Inc. All Rights Reserved.

Forward Looking Statements

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties including, but not limited to, the company's clinical development of cenicriviroc (CVC) and evogliptin (EVO); the potential timing and outcomes of clinical studies of Tobira’s product candidates undertaken now or in the future; the ability of the company to timely source adequate supply of its development products from third party manufacturers on whom the company depends; the company's limited cash reserves and its ability to obtain additional capital on acceptable terms, or at all; the company's ability to successfully progress, partner or complete further development of its programs; the uncertainties inherent in clinical testing; the timing, cost and uncertainty of obtaining regulatory approvals; the company's ability to protect the company's intellectual property; competition; changes in the regulatory landscape or the imposition of regulations that affect the company's products; and other factors listed under "Risk Factors" in the company's other filings with the Securities and Exchange Commission.

Tobira Investor & Media Contact:

Ian Clements, Ph.D.

+1 (650) 351-5013

ir@tobiratx.com

Canale Communications Media Contact:

Pam Lord

+1 (619) 849-6003

pam@canalecomm.com

TOBIRA THERAPEUTICS, INC.

CONDENSED BALANCE SHEETS

(In thousands)

	March 31, 2016	December 31, 2015 (1)
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$52,339	$62,431
Other current assets	1,164	802
Total current assets	53,503	63,233
Restricted cash	334	334
Other assets	1,989	1,841
Total assets	$55,826	$65,408
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,769	$3,089
Accrued expenses and other liabilities	4,985	4,263
Term loan	1,109	—
Other current liabilities	78	71
Total current liabilities	9,941	7,423
Term loan	13,970	15,013
Other liabilities	177	201
Total liabilities	24,088	22,637
Total stockholders’ equity	31,738	42,771
Total liabilities and stockholders’ equity	$55,826	$65,408
(1) Derived from audited financial statements

TOBIRA THERAPEUTICS, INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2016	2015
Collaboration revenue	$107	$—
Operating expenses:
Research and development	8,679	5,671
General and administrative	3,341	2,152
Total operating expenses	12,020	7,823
Loss from operations	(11,913)	(7,823)
Other income (expense), net:
Interest expense, net	(308)	(1,245)
Change in fair value of preferred stock warrant liabilities	—	2,036
Net loss and comprehensive loss	$(12,221)	$(7,032)
Net loss per share, basic and diluted	$(0.65)	$(17.43)
Weighted-average common shares outstanding, basic and diluted	18,815,689	403,539